EXHIBIT 10.3

Lock-Up and Resale Restriction Agreement, between the Company and CHIA, CHENG TA dated August 1, 2016.

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT ("Agreement") which shall be effective as of August 1st, 2016 (the "Effective Date"), is made by and between EOS INC., a Nevada corporation (the "Company"), and CHIA, CHENG TA (the "Stockholder").

Recitals

A. On September 10, 2015, the Company filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 to register 10,000,000 shares of the Company's $.001 par value common stock for sale (the "Registration Statement") (the "Registered Shares").

B. On December 1, 2015, the Registration Statement was declared effective by the Commission.

C. The Stockholder owns 300,000 Registered Shares (the "Stockholder's Shares").

D. The Company and the Stockholder, and each of them, desire that the Stockholder agree to restrict the sale, assignment, transfer, encumbrance or other disposition of the Stockholder's Shares as hereinafter specified.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS, AND UNDERTAKINGS AS SPECIFIED IN THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, RECEIVED AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES TO THIS AGREEMENT AGREE WITH EACH OTHER AS FOLLOWS:

1. Incorporation of Recitals. The Recitals of this Agreement, specified above, shall be, and hereby are, made a part of this Agreement, as though specified at length in this Agreement.

2. Lock-Up of Stockholder's Shares; Permitted Transfers.

(a) Without the prior written consent of the Company and except as specified below, the Stockholder will not during the period commencing on the Effective Date and ending on that date which is 6 months immediately after the Effective Date (the "Lock-Up Period") (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Stockholder's Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Stockholder's Shares, whether any such transaction is to be settled by delivery of shares of the Company's Common Stock or such other securities, in cash or otherwise (the "Lock-Up").

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(b) If the Stockholder attempts to sell, transfer, or otherwise dispose of the Stockholder's Shares in violation of this Agreement, the Company may (i) instruct its transfer agent not to transfer such Stockholder's Shares; (ii) provide a copy of this Agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificate(s) evidencing the securities subject hereto and disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of such securities is subject to the terms of this Agreement; and (iii) issue stop-transfer instructions to its transfer agent for the period contemplated by this Agreement for such securities.

(c) During Lock-Up Period the Stockholder may sell 1,000 of the Stockholder's Shares during each 30 day period, with the first such 30 day period commencing on the Effective Date; provided, however, that in the event during in any such 30 day period the Stockholder does not sell 1,000 shares of the Stockholder's Shares, the Stockholder's Shares eligible for sell but not sold during that 30 day period shall not augment, be added or accumulated to the Stockholder's Shares that can be sold by Stockholder during any subsequent 30 day period.

3. Ownership of the Stockholder's Shares. The Stockholder currently has, and shall at all times continue to have, good, valid, and marketable title to the Stockholder's Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind, other than restrictions on transfer pursuant to applicable federal, state, or other appropriate securities laws.

4. Notice re Additional Shares. The Stockholder shall, while this Agreement is in effect, notify the Company promptly of the number of any shares of the Company's $.001 par value Common Stock acquired by the Stockholder after the Effective Date.

5. Red Flag re: Commission Release No. 34-41110. The Stockholder has not entered into any agreements or understanding with other shareholder or any third party, nor shall the Stockholder enter into any agreement with any other shareholder or third party, to sell shares of the Company's common stock as a group. The Stockholder is not aware of any plan on anyone's part, and certainly not on the Stockholder's part, to manipulate or promote shares of the Company's common stock in any improper manner and certainly not in any matter that would or could raise any issues as described in Red Flag No. 3 to the appendix to the Commission's Release No. 34-41110.

6. Termination. This Agreement shall terminate on that date which is the last day of the Lock-Up Period.

7. Injunctive Relief. The parties agree that in the event of a breach by the Stockholder of any provision of this Agreement, the Company shall be without an adequate remedy at law. The parties, therefore, agree that in the event of a breach of any provision of this Agreement, the Company may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach by the stockholder of such provision, as well as to obtain damages for breach of this Agreement, and the Company may take such action without the necessity of posting bond. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which the Company may be entitled.

8. Recovery of Enforcement Costs. In the event the Company shall institute any action or proceeding to enforce any provision of this Agreement or to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, the Company shall be entitled to receive from the Stockholder the Company's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

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9. Captions and Interpretations. Captions of the sections and paragraphs of this Agreement are for convenience and reference only, and the words specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The provisions in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of those provisions as if prepared by all parties and not strictly for or against any party. Each party has reviewed this Agreement. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

10. Entire Agreement. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.

11. Choice of Law and Consent to Jurisdiction. This Agreement shall be deemed to have been entered into in the State of Nevada. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Nevada without regard to conflicts of law principles.

12. Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa.

13. Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

14. Severability. In the event any provision of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining provisions of this Agreement, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid provision thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining provisions of this Agreement without including any such provision which, for any reason, may be hereafter determined to be invalid.

15. Governmental Rules and Regulations. The transaction and relationship contemplated by the provisions of this Agreement are and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that transaction and relationship.

16. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

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17. Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

18. Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

19. Further Assurances. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed effective on the date specified in the preamble of this Agreement.

The Company:

EOS INC.,		The Stockholder:
a Nevada corporation

By:	/s/ Yang Yu Cheng	/s/ Cheng Ta Chia
Its:	President and Secretary

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